Exhibit 10.1

DISTRIBUTION SERVICES AGREEMENT

Registered Commodity Pools

This Distribution Services Agreement (the "Agreement") is made this 27th day of December 2012, by and among each Delaware statutory trust set forth on Exhibit A attached hereto (each a "Fund" and collectively, the "Funds"), each having its principal place of business at 1 Penn Plaza, 36th Floor, New York, NY 10119, Esposito Securities, LLC, a Texas limited liability company (the "Distributor"), having its principal place of business at 300 Crescent Court, Suite 650, Dallas, TX 75201, and Factor Capital Management, LLC, a Delaware limited liability company (the "Managing Owner"), with its principal place of business at 1 Penn Plaza, 36th Floor, New York, NY 10119. This Agreement shall not become effective until January 1, 2013.

WHEREAS, the Managing Owner serves as the sole managing owner and commodity pool operator of each Fund;

WHEREAS, the Managing Owner, on behalf of each Fund, has filed, or will file, with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-l under the Securities Act of 1933, as amended (the "1933 Act");

WHEREAS, each Fund has engaged the Managing Owner to serve as its commodity pool operator; the Managing Owner is registered with the Commodity Futures Trading Commission (the "CFTC") as a commodity pool operator, is a member of the National Futures Association ("NFA"), and is subject to the Commodity Exchange Act, as amended (the "CEA"),and all of the relevant rules and regulations promulgated thereunder (collectively, the "Commodities Rules");

WHEREAS, the Distributor is a registered broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and a member of the Financial Industry Regulatory Authority ("FINRA");

WHEREAS, each Fund desires to retain the Distributor to act as the distributor of such Fund and to perform the services described herein and such additional services as may be agreed to from time to time; and

WHEREAS, the Distributor desires to provide the services described herein to the

Funds.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1.	Appointment.

The Managing Owner, on behalf of each Fund, hereby appoints the Distributor as the exclusive distributor of each Fund listed in Exhibit A hereto, as it may be amended from time to time in accordance with this Agreement, on the terms and for the period set forth in this Agreement and subject to the registration requirements of the federal securities laws and of the laws governing the sale of securities in the various states, and the Distributor hereby accepts such appointment and agrees to act in such capacity hereunder.

2.	Definitions.

Wherever they are used herein, the following terms have the following meanings:

(a)	"Prospectus" means the prospectus which constitutes part of the Registration Statement(s) of each Fund under the 1933 Act as such Prospectus may be amended or supplemented and filed with the SEC from time to time.

(b)	"Registration Statement" means the registration statement most recently filed from time to time by each Fund with the SEC and effective under the 1933 Act, as such registration statement(s) is amended by any amendments thereto at the time in effect;

(c)	All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Registration Statement and the Prospectus.

3.	Duties of the Distributor

(a)	The Distributor agrees to act as agent of each Fund and to work with each Fund's transfer agent (the "Transfer Agent") in connection with the receipt and processing of all orders for purchases and redemptions of common units of beneficial interest of each Fund ("Shares") in aggregations of 100,000 Shares ("Baskets") from DTC Participants or participants in the Continuous Net Settlement System of the National Securities Clearing Corporation (the" NSCC Participants") that have executed a Participant Agreement (the "Authorized Participants"), as defined in paragraph 3(b) hereof, with the Funds and the Managing Owner. The Funds acknowledge that the Distributor shall be obligated to accept all orders for Baskets subject to the terms and conditions of the applicable Participant Agreement and guidelines established by the Managing Owner from time to time. Nothing herein contained shall prevent the Distributor from entering into like distribution service arrangements with other exchange traded funds.

(b)	The Distributor agrees to use commercially reasonable efforts to act as agent of each Fund with respect to the continuous distribution of Baskets of each Fund as set forth in each Registration Statement and in accordance with the provisions thereof. The Distributor further agrees as follows: (i) at the request of the Managing Owner, the Distributor shall coordinate with counsel to the Managing Owner and negotiate participant agreements ("Participant Agreements") between and among Authorized Participants, the Funds and the Managing Owner, for transactions in Baskets of the Funds, in accordance with the Registration Statement and Prospectus; (ii) the Distributor shall generate, transmit and maintain copies of confirmations of Basket purchase and redemption order acceptances to the purchaser or redeemer (such confirmations will indicate the time such orders were accepted and will be made available to the Managing Owner promptly upon request and in no case, less frequently than daily as provided under section 3(j)(vii)); (iii) the Distributor shall make available copies of the Prospectus to Authorized Participants who have purchased Baskets in accordance with the Participant Agreements; (iv) the Distributor shall maintain telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent; and (v) the Distributor shall maintain a list of Authorized Participants for each Fund and shall make such list available to the public upon request.

(c)	The Managing Owner, on behalf of each Fund, reserves the right to suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE, ARCA or any exchange on which a Fund's assets are regularly traded is closed other than for customary weekend or holiday closings, or trading is suspended or restricted, (2) for any period during which an emergency exists as a result of which the delivery, disposal or evaluation of a Fund's assets is not reasonably practicable, or (3) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. The Managing Owner may suspend the Distributor's authority to process orders for Baskets on behalf of any Fund in accordance with the Participant Agreement upon notice to the Distributor.

(d)	The Distributor is not authorized by the Managing Owner or any Fund to give any information or to make any representations other than those contained in the Registration Statement or Prospectus or contained in shareholder reports or other material that may be prepared by or on behalf of a Fund (and with the assistance of the Distributor, as applicable) for the Distributor's use. The Distributor shall be entitled to rely on and shall not be responsible in any way for information provided to it by the Managing Owner with respect to any Fund and its respective service providers and shall not be liable or responsible for the errors and omissions of such service providers, provided that the foregoing shall not be construed to protect the Distributor against any liability to the Managing Owner or a Fund or the Funds' shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

(e)	The Distributor shall ensure that all direct requests by Authorized Participants for Prospectuses, product descriptions and periodic fund reports, as applicable, are fulfilled. The Distributor will generally make it known in the brokerage community that Prospectuses and product descriptions are available, including by (i) advising the any exchange on which each Fund's Shares are listed on behalf of its member firms of the same, (ii) making such disclosure in all marketing and advertising materials prepared and/or filed by the Distributor with FINRA, and (iii) as may be otherwise required by the SEC. The Distributor shall not bear any costs associated with printing Prospectuses and all other such materials.

(f)	The Distributor shall communicate Fund requirements and operational events to Authorized Participants.

(g)	The Distributor agrees to make available, at the Managing Owner's request, one or more members of its staff to attend meetings of the Board of Managers of the Managing Owner in order to provide information with regard to the ongoing distribution process and for such other purposes as may be requested by the Managing Owner.

(h)	The Distributor shall review and approve all sales and marketing materials for compliance with applicable securities laws and regulations, and file such materials with FINRA, as required under the 1933 Act, and the rules promulgated thereunder. Notwithstanding the foregoing, the Distributor shall not be responsible for the compliance of sales and marketing materials with the CEA, NFA, or the Commodities Rules. The Managing Owner shall be responsible for ensuring that all sales and marketing materials have been reviewed for compliance with the CEA and the Commodities Rules and filed with the CFTC or NFA, if applicable.

(i)	The Distributor shall provide training to employees of the Managing Owner with respect to the marketing material review process for which the Distributor is responsible, the SEC and FINRA regulations, and the applicability of these regulations as they relate to sales and marketing materials. Such training shall be provided onsite if requested by the Managing Owner, provided that the Managing Owner pay all reasonable travel expenses associated therewith.

(j)	The Distributor shall provide a system pursuant to which the Authorized Participants may contact the Distributor (or its affiliates) and place requests to create and redeem Baskets in accordance with the Participant Agreements, including without limitation: (i) generating and transmitting confirmations of purchase and redemption order acceptances to purchasers and redeemers of Baskets; (ii) providing acknowledgement to Authorized Participants that orders have been accepted; (iii) rejecting any orders that were not submitted in proper form or in a timely fashion; (iv) maintaining a toll-free line for Authorized Participants to place share creation and redemption orders; (v) transmitting creation and redemption records and restricted files to the Managing Owner daily; and (vi) reconciling Shares daily.

4.	Duties of Each Fund.

(a)	The Managing Owner, on behalf of each Fund, agrees that it will take all reasonable action necessary to monitor available Shares registered by each Fund and to register additional Shares of a Fund pursuant to the 1933 Act as may be required from time to time. The Managing Owner will make available to the Distributor such number of copies of each Fund's then currently effective Prospectus and product description as the Distributor may reasonably request. The Managing Owner will furnish to the Distributor copies of annual audited reports of each Fund made by independent public accountants regularly retained by the Funds and such other publicly available information that the Distributor may reasonably request for use in connection with the distribution of Baskets. The Managing Owner shall keep the Distributor informed of the jurisdictions in which it has filed notice filings for Shares for sale on behalf of each Fund under the securities laws thereof and shall promptly notify the Distributor of any change in this information. The Distributor shall not be liable for damages resulting from the sale of Shares in authorized jurisdictions where the Distributor had no information from the Managing Owner that such sale or sales were unauthorized at the time of such sale or sales.

5.	Fees and Expenses.

(a)	The Distributor shall be entitled to receive compensation from each Fund related to its services hereunder or for additional services as may be agreed to between the Managing Owner, on behalf of each Fund, and the Distributor, in accordance with the Fee Schedule attached hereto as Exhibit B;

(b)	Each Fund shall bear the cost and expenses of: (i) the registration of Shares for sale under the Securities Act; and (ii) the registration or qualification of the Shares for sale under the securities laws and/or the costs related to the filing of DDOCs pursuant to the Commodities Rules, as applicable;

(c)	The Distributor shall pay (i) all expenses relating to Distributor's broker/dealer qualification and registration under the 1934 Act; and (ii) the expenses incurred by the Distributor in connection with routine FINRA filing fees;

(d)	Notwithstanding anything in this Agreement to the contrary, the Distributor and its affiliates may receive compensation or reimbursement from the applicable Funds with respect to any services not included under this Agreement, as may be agreed upon by the parties from time to time; and

(e)	The payments to the Distributor under this Agreement and under any other agreement between the Distributor or any of its affiliates and the Funds or the Managing Owner with respect to the Funds, will not, in the aggregate, exceed 5.0% of the aggregate dollar amount of the offering (in a dollar amount equal to the amount disclosed on Schedule C of the aggregate amount registered on the Registration Statement on Form S-1 or Form S-3, as applicable, in respect of each Fund). Schedule C will be amended from time-to-time in the event that additional amounts of Shares are registered. Each Fund will advise the Distributor if the payments described hereunder must be limited, when combined with selling commissions charged by other FINRA members and other payments that would constitute underwriting compensation as defined in FINRA Rule 2310, in order to comply with the 10% limitation on total underwriters' compensation pursuant to FINRA Rule 2310.

(f)	The Managing Owner shall provide to the Distributor on an on-going basis information sufficient to enable Distributor to ensure compliance with FINRA Rule 2310, including calculations of underwriting compensation and total offering and operating expenses.

6.	Indemnification.

(a)	Subject to the limitations set forth in Section 14 and in the immediately following paragraph below, each Fund agrees to indemnify and hold harmless the Distributor, its affiliates and each of their respective directors, officers and employees and agents and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act (any of the Distributor, its officers, employees, agents and directors or such control persons, for purposes of this paragraph, a "Distributor Indemnitee") against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising out of or based upon (i) the Distributor providing services to a Fund pursuant to this Agreement; (ii) any claim that the Registration Statement, Prospectus, product description, shareholder reports, sales literature and advertisements specifically approved by each Fund and the Managing Owner or other information filed or made public by any Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein (and in the case of the Prospectus and product description, in light of the circumstances under which they were made) not misleading under the 1933 Act, or any other statute or the common law; (iii) the breach by a Fund of any obligation, representation or warranty contained in this Agreement; or (iv) a Fund's failure to comply in any material respect with applicable securities or commodities laws.

Each Fund does not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Funds by or on behalf of the Distributor. Each Fund will also not indemnify any Distributor Indemnitee with respect to any untrue statement or omission made in the Registration Statement, Prospectus or product description that is subsequently corrected in such document (or an amendment thereof or supplement thereto) if a copy of the Prospectus (or such amendment or supplement) was not sent or given to the person asserting any such loss, liability, claim, damage or expense at or before the written confirmation to such person in any case where such delivery is required by the 1933 Act and the applicable Fund had notified the Distributor of the amendment or supplement prior to the sending of the confirmation. In no case (i) is the indemnity of the Funds in favor of any

Distributor Indemnitee to be deemed to protect the Distributor Indemnitee against any liability to the Funds or their respective shareholders to which the Distributor Indemnitee would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Agreement, or (ii) are the Funds to be liable under the indemnity agreement contained in this Section with respect to any claim made against any Distributor Indemnitee unless the Distributor Indemnitee shall have pursuant to Section 9 notified the applicable Fund in writing of the claim at its principal offices in New York, New York within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon Distributor Indemnitee (or after Distributor Indemnitee shall have received notice of service on any designated agent).

Failure to notify the Funds of any claim shall not relieve the applicable Fund from any liability that it may have to any Distributor Indemnitee against whom such action is brought unless failure or delay to so notify the applicable Fund prejudices such Fund's ability to defend against such claim. The Funds shall be entitled to participate at their own expense in the defense, or, if they so elect, to assume the defense of any suit brought to enforce any claims, but if the Funds elect to assume the defense, the defense shall be conducted by counsel chosen by the Funds and satisfactory to Distributor Indemnitee, defendant or defendants in the suit. In the event the Funds elect to assume the defense of any suit and retain counsel, Distributor Indemnitee, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Funds do not elect to assume the defense of any suit, they will reimburse the Distributor Indemnitee, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Funds agree to notify the Distributor promptly of the commencement of any litigation or proceedings against them or any of their officers or the Managing Owner in connection with the issuance or sale of any of the Baskets or the Shares.

(b)	The Distributor agrees to indemnify and hold harmless the Funds, the Managing Owner and each of their managers and officers and any person who controls the Funds within the meaning of Section 15 of the 1933 Act (for purposes of this Section, the Funds, the Managing Owner and each of their managers and officers and their controlling persons are collectively referred to as the "Trust Affiliates") against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising out of or based upon (i) the allegation of any wrongful act of the Distributor or any of its directors, officers, employees or affiliates in connection with its activities as Distributor pursuant to this Agreement; (ii) the breach of any obligation, representation or warranty contained in this Agreement by the Distributor; (iii) the Distributor's failure to comply in any material respect with applicable securities laws, including applicable FINRA regulations; or (iv) any allegation that the Registration Statement, Prospectus, product description, shareholder reports, any information or materials relating to the Funds (as described in section 3(g)) or other information filed or made public by the Funds (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements not misleading, insofar as such statement or omission was made in reliance upon, and in conformity with information furnished to the Funds by or on behalf of the Distributor.

In no case (i) is the indemnity of the Distributor in favor of any Trust Affiliate to be deemed to protect any Trust Affiliate against any liability to the Funds or its security holders to which such Trust Affiliate would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this Section with respect to any claim made against any Trust Affiliate unless the Trust Affiliate shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust Affiliate (or after the Trust Affiliate shall have received notice of service on any designated agent).

Failure to notify the Distributor of any claim shall not relieve the Distributor from any liability that it may have to the Trust Affiliate against whom such action is brought on account of its indemnity agreement contained in this Section unless failure or delay to so notify the Distributor prejudices the Distributor's ability to defend against such claim. The Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Funds, the Managing Owner and the Trust Affiliates, and to any controlling person or persons, defendant or defendants in the suit. In the event that Distributor elects to assume the defense of any suit and retain counsel, the Funds or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Funds, the Managing Owner, their officers and managers or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees to notify the Managing Owner and the Funds promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any of the Creation Units or the Shares.

(c)	No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of section 6(a) or 6(b) above, without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action. This section 6 shall survive the termination of this Agreement.

7.	Representations.

(a)	The Distributor represents and warrants that (i) it is duly organized as a Delaware limited liability company and is and at all times will remain duly authorized and licensed under applicable law to carry out its services as contemplated herein; (ii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; (iii) its entering into this Agreement or providing the services contemplated hereby does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Distributor is a party or by which it is bound; (iv) it is registered as a broker-dealer under the 1934 Act and is a member of FINRA, (v) it is in material compliance with all laws, rules and regulations applicable to it, including but not limited to the rules and regulations promulgated by FINRA; and (vi) shall as promptly as possible notify the Managing Owner should the representations and warranties under this Section 7(a) are no longer be true during the term of this Agreement;

(b)	The Distributor acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. The Distributor represents and warrants that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects. The Distributor agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto ("AML Operations"). Notwithstanding the foregoing, it is expressly understood and agreed that neither the Managing Owner nor any of its directors, officers, employees or agents, on its own behalf or on behalf of the Funds, shall have access to any of Distributor's AML Operations, books or records pertaining to other clients or services of Distributor.

(c)	The Distributor and the Managing Owner, on behalf of each Fund, each individually represent and warrant that it has in place and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers and customers of the Funds. The Managing Owner, on behalf of the Funds, further represents to the Distributor that it has adopted a statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide to the Distributor a copy of that statement annually.

(d)	Each Fund, individually represents and warrants that (i) it is duly organized as a Delaware statutory trust and is and at all times will remain duly authorized to carry out its obligations as contemplated herein; (ii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; (iii) its entering into this Agreement does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which such Fund is a party or by which it is bound; (iv) the Managing Owner is duly registered with the NFA as a Commodity Pool Operator and the Managing Owner will ensure compliance by each Fund with the CEA and all of the relevant Commodities Rules; (v) it possesses, licenses or has other rights to use all patents, patent applications, trademarks and service marks, trademark and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, "Intellectual Property") necessary for or used in the conduct of the Fund's business and for the offer, issuance, distribution and sale of the Shares in accordance with the terms of the Prospectus and this Agreement, and such Intellectual Property does not and will not breach or infringe the terms of any Intellectual Property owned, held or licensed by any third party; (vi) the Registration Statements and each Fund's Prospectus have been prepared, and all sales literature and advertisements ("Sales Literature and Advertisements") approved by the Managing Owner with respect to the Funds or other materials prepared by or on behalf of the Funds shall be prepared, in all material respects, in conformity with the CEA, the Commodities Rules, the 1933 Act and the rules and regulations of the SEC (the "SEC Rules and Regulations"); (vii) the Registration Statement and each Fund's Prospectus contain, and all Sales Literature and Advertisements shall contain, all statements required to be stated therein in accordance with the CEA, the Commodities Rules, the 1933 Act, the SEC Rules and Regulations, and FINRA Rules and Regulations; and (viii) all statements of fact contained therein, or to be contained in all Sales Literature and Advertisements, are or will be true and correct in all material respects at the time indicated or the effective date, as the case may be, and none of the Registration Statement, any Fund's Prospectus, nor any Sales Literature and Advertisements shall include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of each Fund's Prospectus in light of the circumstances in which made, not misleading. Each Fund shall, from time to time, file such amendment or amendments to the Registration Statement and each Fund's Prospectus as, in the light of future developments, shall, in the opinion of counsel to the Managing Owner, be necessary in order to have the Registration Statement and each Fund's Prospectus at all times contain all material facts required to be stated therein or necessary to make the statements therein, in the case of each Fund's Prospectus in light of the circumstances in which made, not misleading. Each Fund shall not file any amendment to the Registration Statement or each Fund's Prospectus without giving the Distributor reasonable notice thereof in advance and the Managing Owner shall promptly notify the Distributor of any stop order suspending the effectiveness of the Registration Statement; provided that nothing in this Agreement shall in any way limit the Funds' right to file at any time such amendments to the Registration

Statement or any Fund's Prospectus as the Managing Owner may deem advisable. Notwithstanding the foregoing, the Funds shall not be deemed to make any representation or warranty as to any information or statement provided by the Distributor for inclusion in the Registration Statement or any Fund's Prospectus.

8.	Duration, Termination and Amendment.

(a)	This Agreement shall be effective on January 1, 2013, and unless terminated as provided herein, shall continue for one year from its effective date, and hereafter from year to year, provided such continuance is approved annually by the Managing Owner.

This Agreement may be terminated at any time, without the payment of any penalty, as to each individual Fund by the Managing Owner or by the Distributor, on sixty (60) days' prior written notice. This Agreement shall automatically terminate without the payment of any penalty in the event of its assignment.

(b)	No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

9.	Notice.

Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

If to the Distributor:

Esposito Securities, LLC

ATTN: Legal/Compliance

300 Crescent Court Suite 650

Dallas, TX 75201

Telephone: (214) 855-2150

Facsimile: (214) 855-2160

If to the Managing Owner:

Factor Capital Management, LLC

1 Penn Plaza

36th Floor

New York, NY 1011 9

Telephone: (212) 786-7482

Facsimile: (917) 522-9729

If to a Fund:

[Name of applicable Fund]

c/o Factor Capital Management, LLC

1 Penn Plaza

36th Floor

New York, NY 10119

Telephone: (212) 786-7482

Facsimile: (917) 522-9729

10.	Choice of Law.

This Agreement shall be governed by, and construed in accordance with, the law of the

State of Texas, without giving effect to the choice of laws provisions thereof.

11.	Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.	Severability.

If any provisions of this Agreement shall be held or made invalid, in whole or in part, then the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with this Agreement's intent and purpose, be amended, to the extent legally possible, in order to effectuate the intended results of such invalid provisions.

13.	Confidentiality.

During the term of this Agreement, the Distributor and the Managing Owner, on its own behalf and on behalf of each Fund, may have access to confidential information relating to such matters as either party's business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, "Confidential Information" means information belonging to one of the parties that is of value to such party and the disclosure of which could result in a competitive or other disadvantage to such party.

Confidential Information includes, without limitation, financial information, proposal and presentations, reports, forecasts, inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities). Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information is disclosed to the other party without a confidential restriction by a third party who rightfully possesses the information and did not obtain it, either directly or indirectly, from one of the parties, as the case may be, or any of their respective principals, employees, affiliated persons, or affiliated entities. The parties understand and agree that all Confidential Information shall be kept confidential by the other both during and after the term of this Agreement. Each party shall maintain commercially reasonable information security policies and procedures for protecting Confidential Information. The parties further agree that they will not, without the prior written approval by the other party, disclose such Confidential Information, or use such Confidential Information in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of this Agreement and as provided by the other party or as required by law. Upon termination of this Agreement for any reason, or as otherwise requested by the Managing Owner, all Confidential Information held by or on behalf of Managing Owner or any Fund shall be promptly returned to the Managing Owner, or an authorized officer of the Distributor will certify to the Managing Owner in writing that all such Confidential Information has been destroyed. This section 13 shall survive the termination of this Agreement. Notwithstanding the foregoing, a party may disclose the other's Confidential Information if (i) required by law, regulation or legal process or if requested by the SEC, the CFTC, FINRA or other governmental regulatory agency with jurisdiction over the parties hereto or (ii) requested to do so by the other party; provided that in the event of (i), the disclosing party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicable and shall reasonably cooperate with the other party (at such other party's expense) in any efforts to prevent such disclosure.

14.	Limitation of Liability.

This Agreement is executed by or on behalf of each Fund and the obligations hereunder are not binding upon any of the trustees, officers or shareholders of a Fund individually but are binding only upon each Fund to which such obligations pertain and the assets and property of such Fund. Separate and distinct records are maintained for each Fund and the assets associated with any such Fund are held and accounted for separately from the other assets of any other Fund. The debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to a particular Fund shall be enforceable against the assets of that Fund only, and not against the assets of any other Fund, and none of the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to any other Fund shall be enforceable against the assets of that Fund. Each Fund's Amended and Restated Trust Declaration, as may be amended form time to time, is on file with the Managing Owner.

15.	Use of names; Publicity.

The Funds shall not use the Distributor's name, or any trade or service mark owned by or licensed to the Distributor, in any offering material, shareholder report, advertisement or other material relating to the Funds, other than for the purpose of merely identifying and describing the functions of the Distributor hereunder, in a manner not approved by the Distributor in writing prior to such use, such approval not to be unreasonably withheld.

The Distributor hereby consents to all uses of its name required by FINRA, the SEC, the CFTC, any state securities commission, or any federal or state regulatory authority.

The Distributor or its affiliates shall not use the name of any Fund or the name of the Managing Owner, or any trade or service mark owned by or licensed to the Managing Owner or any Fund in any offering material, shareholder report, advertisement or other material relating to the Distributor, other than for the purpose of merely identifying and describing the functions of the Funds hereunder, in a manner not approved by the Managing Owner in writing prior to such use, provided that in no case shall such approval be unreasonably withheld. The Managing Owner and each Fund hereby consent to all uses of its name required by FINRA, the SEC, the CFTC or any state securities commission, or any federal or state regulatory authority.

The Distributor will not issue any press releases or make any public announcements regarding the existence of this Agreement without the express prior written consent of the Managing Owner. None of the Managing Owner, the Funds or the Distributor will disclose any of the economic terms of this Agreement, except as may be required by law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first set forth above.

FACTOR CAPITAL MANAGEMENT, LLC, as

Managing Owner of each of the Funds set forth on Exhibit A

BY:	/s/ Samuel Masucci
Name:	Samuel Masucci
Title:	Chief Executive Officer

FACTOR CAPITAL MANAGEMENT, LLC

BY:	/s/ Samuel Masucci
Name:	Samuel Masucci
Title:	Chief Executive Officer

ESPOSITO SECURITIES, LLC

BY:	/s/ William Martin
Name:	William Martin
Title:	Chief Compliance Officer

EXHIBIT A

FactorShares 2X: S&P500 Bull / TBond Bear

FactorShares 2X: TBond Bull / S&P500 Bear

FactorShares 2X: S&P500 Bull / USD Bear

FactorShares 2X: Oil Bull / S&P500 Bear

FactorShares 2X: Gold Bull / S&P500 Bear

EXHIBIT B

Fee Schedule

Annual Fees

Distribution Base Fee*

1-5 Funds	$25,000 in total for all Funds
1-10 Funds	$45,000 in total for all Funds
1-15 Funds	$60,000 in total for all Funds

BPS Fee**

$0-$2 Billion	.75 basis Points (.00075)
$2B - $10 Billion	.50 basis points (.00050)
$10 Billion +	.25 basis points (.00025)

* Per Annum, calculated and payable 1/12 on a monthly basis.

** BPS Fee subject to a $1,800 per fund monthly minimum.

*** If Rep Requires Outside Account Review.

Out-Of-Pocket and Related Expenses

The Adviser shall also reimburse Distributor for reasonable out-of-pocket and ancillary expenses incurred in the provision of services pursuant to this Agreement, including but not limited to the following: communications; postage and delivery services; record storage and retention; reproduction; reasonable travel expenses incurred in connection with the provision of the services pursuant to the Distribution Agreement; and any other expenses incurred in connection with the provision of the services pursuant to this Agreement.

EXHIBIT C

Pursuant to Section 5(e)

The payments to the Distributor under Section 5 and under any other agreement between the Distributor or any of its affiliates and the Funds or the Managing Owner with respect to the Funds, will not, in the aggregate, exceed 5.0% of the aggregate dollar amount of the offering (an amount equal to $5,000,000 of the $100,000,000 Shares registered on the Registration Statement on Form S-1 (333-164754) in respect of FactorShares S&P 2X: S&P500 Bull / TBond Bear).

The payments to the Distributor under Section 5 and under any other agreement between the Distributor or any of its affiliates and the Funds or the Managing Owner with respect to the Funds, will not, in the aggregate, exceed 5.0% of the aggregate dollar amount of the offering (an amount equal to $5,000,000 of the $100,000,000 Shares registered on the Registration Statement on Form S-1 (333-164758) in respect of FactorShares S&P 2X: TBond Bull / S&P500 Bear).

The payments to the Distributor under Section 5 and under any other agreement between the Distributor or any of its affiliates and the Funds or the Managing Owner with respect to the Funds, will not, in the aggregate, exceed 5.0% of the aggregate dollar amount of the offering (an amount equal to $5,000,000 of the $100,000,000 Shares registered on the Registration Statement on Form S-1 (333-164757) in respect of FactorShares S&P 2X: S&P500 Bull / USD Bear).

The payments to the Distributor under Section 5 and under any other agreement between the Distributor or any of its affiliates and the Funds or the Managing Owner with respect to the Funds, will not, in the aggregate, exceed 5.0% of the aggregate dollar amount of the offering (an amount equal to $5,000,000 of the $100,000,000 Shares registered on the Registration Statement on Form S-1 (333-164756) in respect of FactorShares S&P 2X: Oil Bull / S&P500 Bear).

The payments to the Distributor under Section 5 and under any other agreement between the Distributor or any of its affiliates and the Funds or the Managing Owner with respect to the Funds, will not, in the aggregate, exceed 5.0% of the aggregate dollar amount of the offering (an amount equal to $5,000,000 of the $100,000,000 Shares registered on the Registration Statement on Form S-1 (333-164755) in respect of FactorShares S&P 2X: Gold Bull / S&P500 Bear).